[AROTECH LOGO]                          EARNINGS NEWS
                      632 Broadway, Suite 1200
                      New York, New York 10012
              Tel: (646) 654-2107 o Fax (646) 654-2187
                           www.arotech.com

FOR IMMEDIATE RELEASE


                AROTECH CORPORATION REPORTS RECORD SECOND QUARTER
                             AND FIRST HALF REVENUES
                       -----------------------------------

     Revenues eight times last year's levels - six-month gross margin at 32%

         NEW YORK,  NEW YORK,  AUGUST 7, 2003 - AROTECH  CORPORATION  (NASDAQNM:
ARTX), a provider of quality advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring for the military, law enforcement and homeland security markets, today reported second quarter and first half 2003 results.

         REVENUES FOR THE QUARTER ended June 30, 2003 increased to $3.5 million as compared with $425,000, excluding discontinued operations, for the corresponding period of 2002. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT, which were not owned by the Company in the corresponding period in 2002) and sales of military batteries in the Battery Division.

         GROSS PROFIT for the quarter ended June 30, 2003 increased to $1.0 million as compared with $49,000 for the corresponding period of 2002. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT) and sales of military batteries in the Battery Division.

         LOSS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (LBITDA), excluding discontinued operations, for the quarter ended June 30, 2003 increased to $1.3 million as compared with $1.1 million for the corresponding period of 2002. Arotech believes that information concerning LBITDA enhances overall understanding of its current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Arotech computes LBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

         NET LOSS for the quarter ended June 30, 2003 decreased to $2.5 million as compared with $2.7 million for the corresponding quarter of 2002.

         COMBINED BASIC AND DILUTED NET LOSS PER SHARE for the quarter ended June 30, 2003 narrowed to $0.07 as compared with $0.09 for the corresponding period of 2002.

         REVENUES FOR THE SIX MONTHS ended June 30, 2003 increased to $7.5 million as compared with $996,000, excluding discontinued operations, for the corresponding period of 2002. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT, which were not owned by the Company in the corresponding period in 2002) and sales of military batteries in the Battery Division.

         GROSS PROFIT for the six months ended June 30, 2003 increased to $2.4 million as compared with $236,000 for the corresponding period of 2002. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT) and sales of military batteries in the Battery Division.

         LOSS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (LBITDA), excluding discontinued operations, for the six months ended June 30, 2003 decreased to $1.8 million as compared with $2.3 million for the corresponding period of 2002. Arotech believes that information concerning LBITDA enhances overall understanding of its current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Arotech computes LBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

         NET LOSS for the six months ended June 30, 2003 decreased to $3.8 million as compared with $6.0 million for the corresponding quarter of 2002.

         COMBINED BASIC AND DILUTED NET LOSS PER SHARE for the six months ended June 30, 2003 narrowed to $0.11 as compared with $0.20 for the corresponding period of 2002.

         CASH-ON-HAND AND CASH EQUIVALENTS AND CERTIFICATE OF DEPOSIT DUE WITHIN ONE YEAR stood at the end of the quarter at approximately $2.6 million with BACKLOG OF ORDERS in excess of $5.6 million.

         STOCKHOLDERS' EQUITY stood at the end of the quarter at approximately $10.4 million.

         Arotech Chairman and CEO Robert S. Ehrlich commented, "I am glad to see that Arotech is continuing to make progress. The 32% six-month gross margin is particularly gratifying, since it indicates that the improvements to efficiency that we began to put in place last year are taking hold," continued Ehrlich. "We look forward to continued improvements, as well as record revenues, in the second half of the year," concluded Ehrlich.

CONFERENCE CALL
---------------

         Arotech Corporation will hold it second quarter 2003 conference call on Friday, August 8, 2003 at 9:00 a.m. EDT. Those wishing to take part in the conference call should call 1-800-946-0782 (US) or +1-719-457-2657
(international) a few minutes before the 9:00 a.m. EDT start time. In addition, an instant replay will be available Friday, August 8, 2003 at 12:00 noon EDT until Monday, August 11, 2003 at 8:00 p.m. EDT. The replay telephone number is 1-888-203-1112 (US); +1-719-457-0820 (international). The confirmation number is 445203.

ABOUT AROTECH CORPORATION
-------------------------

         Arotech's corporate mission is to provide quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring.

         Arotech Corporation  (www.arotech.com) operates two business divisions:
ELECTRIC FUEL BATTERIES - developing and manufacturing zinc-air batteries for military and homeland security applications and developing electric vehicle batteries for zero emission public transportation; and AROTECH DEFENSE - consisting of IES INTERACTIVE, which provides advanced high-tech multimedia training systems for law enforcement and paramilitary organizations, and MDT ARMOR, which provides vehicle armoring for the military, industrial and private sectors.

         Arotech is incorporated in Delaware under the name "Electric Fuel Corporation" and has corporate and sales offices in New York and Denver with research, development and production subsidiaries in Alabama, Colorado and Israel.


COMPANY CONTACTS:
Jonathan Whartman
Senior VP, Communications
1-800-281-0356 ext 622
whartman@arotech.com


EXCEPT FOR THE HISTORICAL INFORMATION HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, AS THEY ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO VARY SIGNIFICANTLY. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, RISKS RELATING TO: PRODUCT AND TECHNOLOGY DEVELOPMENT; THE UNCERTAINTY OF THE MARKET FOR AROTECH'S PRODUCTS; CHANGING ECONOMIC CONDITIONS; DELAY, CANCELLATION OR NON-RENEWAL, IN WHOLE OR IN PART, OF CONTRACTS OR OF PURCHASE ORDERS; SIGNIFICANT FUTURE CAPITAL REQUIREMENTS; AND OTHER RISK FACTORS DETAILED IN AROTECH'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND OTHER FILINGS (UNDER THE NAME ELECTRIC FUEL CORPORATION) WITH THE SECURITIES AND EXCHANGE COMMISSION. AROTECH ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION IN THIS RELEASE. REFERENCE TO THE COMPANY'S WEBSITE ABOVE DOES NOT CONSTITUTE INCORPORATION OF ANY OF THE INFORMATION THEREON INTO THIS PRESS RELEASE.

                                               TABLES TO FOLLOW

        ELECTRIC FUEL CORPORATION (DOING BUSINESS AS AROTECH CORPORATION)
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                    SIX MONTHS ENDED JUNE 30,           THREE MONTHS ENDED JUNE 30,
                                                              ----------------------------------  ---------------------------------
                                                                    2003              2002              2003             2002
                                                              ----------------  ----------------  ---------------  ----------------
Revenues..................................................... $    7,526,588    $      995,598    $    3,493,135   $      425,053
Cost of revenues.............................................      5,112,889           759,874         2,479,170          376,246
                                                              ----------------  ----------------  ---------------  ----------------
Gross profit.................................................      2,413,699           235,724         1,013,965           48,807
                                                              ----------------  ----------------  ---------------  ----------------
Research and development expenses............................        510,544           218,647           152,505          118,147
Sales and marketing expenses.................................      1,637,576           159,639           933,589          102,700
General and administrative expenses..........................      2,473,507         2,386,833         1,460,752        1,116,511
Amortization  of intangible  assets and  in-process
    research and development.................................        623,543                 -           311,771                -
                                                              ----------------  ----------------  ---------------  ----------------
                                                                   5,245,170         2,765,119         2,858,617        1,337,358
                                                              ----------------  ----------------  ---------------  ----------------
Operating loss...............................................     (2,831,471)       (2,529,395)       (1,844,652)      (1,288,551)
Financial (expenses) income, net.............................       (983,821)          116,719          (725,609)          52,556
                                                              ----------------  ----------------  ---------------  ----------------
Net loss before taxes........................................     (3,815,292)       (2,412,676)       (2,570,261)      (1,235,995)
Tax expenses.................................................       (277,047)             (476)         (274,185)            (373)
                                                              ----------------  ----------------  ---------------  ----------------
Net loss before minority interest in profit of subsidiary....     (4,092,339)       (2,413,152)       (2,844,446)      (1,236,368)
Loss to minority.............................................        160,298                 -           203,526                -
                                                              ----------------  ----------------  ---------------  ----------------
Net loss from continuing operations.......................... $   (3,932,041)   $   (2,413,152)   $   (2,640,920)  $   (1,236,368)
Profit (loss) from discontinued operation....................         83,166        (3,560,881)          179,127       (1,423,456)
                                                              ----------------  ----------------  ---------------  ----------------
Net loss for the period...................................... $   (3,848,875)   $   (5,974,033)   $   (2,461,793)  $   (2,659,824)
                                                              ================  ================  ===============  ================


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Basic and diluted net loss per share for continuing
  operations................................................. $     (0.11)      $     (0.08)      $     (0.07)     $     (0.04)
                                                              ================  ================  ===============  ================
Basic and  diluted net profit  (loss) per share for
discontinued operation....................................... $      0.00       $     (0.12)      $      0.00      $     (0.05)
                                                              ================  ================  ===============  ================
Combined basic and diluted net loss per share................ $     (0.11)      $     (0.20)      $     (0.07)     $     (0.09)
                                                              ================  ================  ===============  ================
Weighted average number of shares outstanding................     35,678,067        30,570,107        36,209,872       30,963,919
                                                              ================  ================  ===============  ================

-------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

         To supplement Arotech's consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Loss Before Interest, Taxes, Depreciation and Amortization (LBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech's current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Reconciliation of LBITDA to the nearest GAAP measure follows:

                                                            LBITDA
----------------------------------------------------------------------------------------------------------------------------------
                                                              THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                          ------------------------------------  ----------------------------------
                                                                2003               2002              2003               2002
                                                          ------------------ -----------------  ----------------  ----------------
Net loss from continuing operations (GAAP measure).......   $ (2,640,920)     $  (1,236,368)     $  (3,932,041)    $  (2,413,152)
Add back:
Interest expense (income), net (after deduction of
   minority interest)....................................        733,940            (52,556)           976,544          (116,719)
Taxes (after deduction of minority interest).............        142,696                373            142,696               476
Depreciation of fixed assets.............................        167,810            143,000            348,401           275,000
Amortization of intangible assets........................        311,771                  -            623,543                 -
                                                          ------------------ -----------------  ----------------  ----------------
LBITDA (non-GAAP measure)................................  $  (1,284,703)     $  (1,145,551)     $  (1,840,857)    $  (2,254,395)
                                                          ================== =================  ================  ================

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